Exhibit 6.3

## B. Debt Securities, Including Promissory and Convertible Notes

The following chart lists and describes all outstanding promissory notes, convertible notes, convertible debentures, or any other debt instruments that may be converted into a class of Foothills' equity securities.

Check this box if there are no outstanding promissory, convertible notes or debt arrangements: ☐

| Date of Note Issuance | Outstanding Balance ($) | Principal Amount at Issuance ($) | Interest Accrued ($) | Maturity Date | Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares) | Name of Noteholder (entities must have individual with voting / investment control disclosed). | Reason for Issuance (e.g. Loan, Services, etc.) |
|---|---|---|---|---|---|---|---|
| 5/10/2017 | $50,000 | $50,000 | $21,973 | 5/10/2018 | Convertible per terms described in below footnote (3) | Elliot G. Freier Revocable Trust U/A 9/6/06 (5) | Convertible Note |
| 9/29/2017 | $250,000 | $250,000 | $131,404 | 9/8/2017 | n/a | Elliot G. Freier Revocable Trust U/A 9/6/06 (5) | Promissory Note |

| | | | | | | | |
|---|---|---|---|---|---|---|---|
| 11/1/2017 | $110,629 | $120,629 | $55,371 | 2/2/2018 | n/a | Law Offices of Aaron A. Grunfeld (6) | Legal services rendered |
| 7/19/2018 | $38,000 | $38,000 | – | 8/6/2018 | n/a | Elliot G. Freier Revocable Trust U/A 9/6/06 (8) | Promissory Note |
| 8/11/2018 | $44,000 | $44,000 | $18,650 | 2/11/2020 | Convertible per terms described in below footnote (9) | Elliot G. Freier Revocable Trust U/A 9/6/06 | Convertible Note |
| 9/14/2018 | $100,000 | $100,000 | $27,419 | 12/15/2018 | n/a | Elliot G. Freier Revocable Trust U/A 9/6/06 (10) | Promissory Note |
| 10/22/2018 | $50,000 | $50,000 | $16,565 | 10/22/2019 | n/a | Elliot G. Freier Revocable Trust U/A 9/6/06 (11) | Promissory Note |
| 2/5/2019 | $209,525 | $209,525 | $182,260 | 2/5/2020 | n/a | Elliot G. Freier Revocable Trust U/A 9/6/06 (13) | Discounted debenture |
| 3/4/2019 | $357,407 | $705,882 | $130,981 | 9/1/2019 | Convertible per terms described in below footnote (14) | FirstFire Global Opportunities Fund, LLC (Eli Fireman) | Convertible Note |
| 3/6/2019 | $236,894 | $380,000 | $86,378 | 9/6/2019 | Convertible per terms described in below footnote (15) | Labrys Fund, L.P. (TJ Silverman) | Convertible Note |
| 1/17/2020 | $220,000 | $220,000 | $46,863 | 4/17/2020 | n/a | Beijing Gas Blue Sky Holdings Limited (Li Weiqi) (28) | Bridge Note |
| 1/18/2020 | $5,476,505 | $5,476,505 | $1,261,070 | 12/31/2023 | n/a | Beijing Gas Blue Sky Holdings Limited (Li Weiqi) (29) | Deed of Novation and Assignment |
| 05/08/2020 | $92,205 | $92,205 | $378.27 | 05/08/2022 | n/a | CARES Act Paycheck Protection Program Loan from SBA (30) | PPP Loan |
| 08/04/2020 | $130,405 | $130,405 | - | 09/30/2020 | n/a | Tommy Mit Cheng (31) | Bridge Note |
| 3/18/2021 | $502,000 | $535,000 | $32,080 | 3/18/2022 | Convertible per terms described in below footnote (32) | Labrys Fund, L.P. (TJ Silverman) | Convertible Note |
| 4/5/2021 | $355,000 | $355,000 | $20,775 | 4/5/2022 | Convertible per terms described in below footnote (33) | Labrys Fund, L.P. (TJ Silverman) | Convertible Note |
| 4/16/2021 | $700,000 | $700,000 | $38,433 | 4/16/2022 | Convertible per terms described in below footnote (34) | Labrys Fund, L.P. (TJ Silverman) | Convertible Note |
| 5/18/2021 | $555,000 | $555,000 | $24,633 | 5/19/2022 | Convertible per terms described in below footnote (35) | Labrys Fund, L.P. (TJ Silverman) | Convertible Note |

| | | | | | | | |
|---|---|---|---|---|---|---|---|
| 5/28/2021 | $485,000 | $485,000 | $19,932 | 5/28/2022 | Convertible per terms described in below footnote (36) | Labrys Fund, L.P. (TJ Silverman) | Convertible Note |
| 6/25/2021 | $700,000 | $700,000 | $22,323 | 6/25/2022 | Convertible per terms described in below footnote (37) | Labrys Fund, L.P. (TJ Silverman) | Convertible Note |
| 7/16/2021 | $885,000 | $885,000 | $22,113 | 7/16/2022 | Convertible per terms described in below footnote (38) | Labrys Fund, L.P. (TJ Silverman) | Convertible Note |
| 8/27/2021 | $1,060,000 | $1,060,000 | $11,849 | 8/27/2022 | Convertible per terms described in below footnote (39) | Labrys Fund, L.P. (TJ Silverman) | Convertible Note |

**Footnotes:**

(1) On December 30, 2016, the Company issued a promissory note in the principal amount of USD $6,000,000 to Total Belief Limited (TBL), a wholly owned subsidiary of New Time Energy Corporation, in connection with certain oil and gas assets acquired on December 30, 2016. These assets include certain oil and gas wells throughout the Uinta Basin in Utah on acreage with over 30 proved undeveloped drilling locations, additional non-operating interest in other leases, and access to approximately 6,000 acres in the Uinta Basin with proven and probable reserves and existing infrastructure in place. This note bears no interest during its term. The Company recorded $342,804 of imputed interest as debt discount. Starting from July 1, 2018 the note bears 10% annual interest.

(2) On January 5, 2017, Foothills borrowed $1,250,000 from Berwin Trading Limited (Berwin). This note called for interest at 9% per annum; but because it was not paid when due interest was to have accrued at a default rate of 11% from the due date of the note. The Company used net proceeds of this loan to satisfy certain obligations under a Purchase and Sale Agreement with Total Belief Limited, dated December 30, 2016, for general working capital and to support certain target drilling activities. On May 4, 2017, the Company and Berwin agreed to extend the maturity date of the debenture to June 20, 2017, in return for an annual interest rate increase from 9% to 13.5% per annum for the life of the debenture. On November 3, 2017, Berwin agreed to defer repayment of this note to a later date and acknowledged that the Company is not in default regarding this Debenture. As partial consideration for the deferment, the Company issued Berwin 100,000 shares of its restricted common stock, valued at $48,000. The issuance of the shares in exchange for the maturity extension was treated as a modification of existing debt pursuant to the guidance of ASC 470-50 "Debt – Modifications and Extinguishments" ("ASC 470-50").

On February 28, 2018, Berwin and the Company agreed to extend the maturity date of the debenture to June 30, 2018, and as consideration for the extension, the Company agreed to compensate Berwin with 250,000 shares of restricted common stock valued at $58,375. The issuance of the shares in exchange for the maturity extension was treated as a modification of existing debt pursuant to the guidance of ASC 470-50. In addition, the parties agreed that if payment of said principal and interest due and payable is made late, then a penalty payment of $125,000 shall become due and payable to Berwin by the Company. On June 30, 2018, we recorded $125,000 penalty as additional interest payable. The penalty payment was treated as a modification of existing debt pursuant to the guidance of ASC 470-50. The Company and Berwin are in ongoing discussions to extend the term of this Note and the Company believes it will either extend, rework, or repay the obligation to the satisfaction of Berwin. On July 29, 2018, Berwin agreed to defer repayment of this note to a later date and acknowledged that the Company is not in default regarding this Debenture, and as consideration for the extension, the Company agreed to compensate Berwin with 100,000 shares of restricted common stock valued at $12,000. The issuance of the shares in exchange for the maturity extension was treated as a modification of existing debt pursuant to the guidance of ASC 470-50.

On January 18, 2020, this debenture was transferred to and assumed by Beijing Gas Blue Sky Holdings Limited pursuant to a Deed of Novation and Assignment (Novation) with the Company of the same date. For more information on the details of the Novation, please see footnote (31) below.

(3) On May 10, 2017, we entered into a convertible note agreement with an unrelated party, pursuant to which we borrowed $50,000 at an annual percentage rate of 10% with a term of 12 months, which is due on May 10, 2018. This note may, at the option of the lender, be converted at any time prior to May 10, 2018, into fully paid, restricted and non-assessable shares of common stock of the Company at a price equal to 100% of the selling price of such common stock in a private placement to institutional and/or accredited investors initiated by the Company during the term of this convertible note until May 10, 2018. On November 7, 2017, the Company issued 50,000 warrants to purchase 50,000 shares of common stock of the Company at a strike price of $1.00 per share expiring on May 7, 2019. If the Company fails to pay the principal and accrued unpaid interest due and payable to Lender on or before the due date of the convertible note, then the Lender shall be provided the right to convert at either $0.665 per share or upon the same terms offered in FirstFire Global Opportunities Fund, LLC Note's conversion options. The relative fair value of warrant was determined to be $3,381 on November 7, 2017, using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 77%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 1.5 years.

The issuance of the warrants in exchange for the maturity extension was treated as a modification of existing debt pursuant to the guidance of ASC 470-50.

On September 17, 2018, the note holder agreed to defer repayment of this note to December 15, 2018, the Company agreed to compensate the note holder with 50,000 shares of restricted common stock valued at $4,500. On April 4, 2019, note holder confirmed that the Company is not in default with respect to this note. The issuance of the shares in exchange for the maturity extension was treated as a modification of existing debt pursuant to the guidance of ASC 470-50. As of the Reporting Period, the note is past due, but not in default.

(4) On August 9, 2017, Foothills borrowed $1,050,000 from Profit Well Limited, a Hong Kong limited liability company. The Company executed a Bridge Note with an annual percentage interest rate of 13.5% and a maturity date of September 8, 2017. Proceeds of this Bridge Note were primarily used to repay Full Wealth for the debenture dated June 1, 2017. On November 3, 2017, Profit Well Limited agreed to defer repayment of this note to a later date and acknowledged that the Company is not in default regarding this Debenture. Profit Well Limited also reaffirmed its belief that the Company will either extend or repay the obligation to the satisfaction of Profit Well. As partial consideration for the deferment, the Company agreed to issue Profit Well Limited 100,000 shares of its restricted common stock, valued at $48,000. The issuance of the shares in exchange for the maturity extension was treated as a modification of existing debt pursuant to the guidance of ASC 470-50.

On February 28, 2018, Profit Well and the Company agreed to extend the maturity date of the debenture to June 30, 2018, and as consideration for the extension, the Company agreed to compensate Profit Well with 200,000 shares of restricted common stock valued at $46,700. The issuance of the shares in exchange for the maturity extension was treated as a modification of existing debt pursuant to the guidance of ASC 470-50. In addition, the parties agreed that if payment of said principal and interest due and payable is made late, then a penalty payment of $100,000 shall become due and payable to Profit Well by the Company. On June 30, 2018, we recorded $100,000 penalty as additional interest payable. The penalty payment was treated as a modification of existing debt pursuant to the guidance of ASC 470-50. On July 29, 2018, Profit Well Limited agreed to defer repayment of this note to a later date and acknowledged that the Company is not in default regarding this Debenture, and as consideration for the extension, the Company agreed to compensate Profit Well with 100,000 shares of restricted common stock valued at $12,000. The issuance of the shares in exchange for the maturity extension was treated as a modification of existing debt pursuant to the guidance of ASC 470-50.

On January 18, 2020, this Bridge Note was transferred to and assumed by Beijing Gas Blue Sky Holdings Limited pursuant to a Deed of Novation and Assignment (Novation) with the Company of the same date. For more information on the details of the Novation, please see footnote (31) below.

(5) On September 29, 2017, the Company issued to an unaffiliated investor a promissory note and three tranches of warrants for an aggregate consideration of $250,000. The Note recites that it accrues no interest if paid when due and is due and payable on January 2, 2018. If principal is not paid on or before maturity, interest will accrue at the rate of 15% per year until paid. On November 6, 2017, the Company agreed to compensate the investor with 75,000 shares of the Company's restricted common stock in connection with a more favorable term of a note entered into with FirstFire Global Opportunities Fund, LLC ("FirstFire"). On December 30, 2017, the Company and the investor agreed to extend the maturity date of this Note to January 23, 2018, in return for a payment at maturity of the principal, accrued interest as provided in the Note, plus 30,000 shares of the Company's restricted common stock. Because the fair value of the shares was greater than 10% of the present value of the remaining cash flows under the Note, the issuance of the shares in connection with a more favorable term of a note entered with FirstFire was treated as a debt extinguishment and reissuance of a new debt instrument pursuant to the guidance of ASC 470-50.

Since January 23, 2018, the Company and the investor have been in ongoing discussions to extend the term of this Note. On March 28, 2018, the investor acknowledged that the Company is not in default regarding this Note and reaffirmed its belief that the Company will either extend the Note's due date or repay its obligation on terms that are mutually satisfactory. The warrants have the following terms:

- 375,000 warrants to purchase 375,000 shares of common stock of the Company at a strike price of $0.665 per share expiring on September 29, 2019;
- 375,000 warrants to purchase 375,000 shares of common stock of the Company at a strike price of $1.25 per share expiring on September 29, 2020; and
- 185,000 warrants to purchase 185,000 shares of common stock of the Company at a strike price of $2.00 per share expiring on September 29, 2020.

The aggregate relative fair value of three tranches of warrants was determined to be $105,000 on September 29, 2017, using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 94%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 2-3 years. $2,536 imputed interest was recorded as debt discount. $2,536 was determined using the present value method based on the following assumptions: (i) adjusted interest rate 4% (ii) expected life of

0.26 year. The aggregate value of the warrants and imputed interest of $107,536 was considered as debt discount upon issuance and will be amortized as interest over the term of the Note or in full upon the conversion of the Note.

Each tranche of warrants is subject to down round adjustment provisions if the Company during the term of that tranche issues additional securities for consideration per share, after giving effect to fees, commission and expenses, that is less, or which on conversion or exercise of the underlying security is less, than $0.665 per share (as adjusted for any change resulting from forward or reverse splits, stock dividends and similar events).

To satisfy most favored nation provisions in previously entered securities purchase agreements that are triggered by the transaction described above, the Company issued 136,015 shares of common stock and warrants to purchase 136,015 shares of common stock, in the aggregate, to certain investors who purchased units from the Company, at a $1.00 per unit, with each unit consisting of one share and one warrant. See the Company's Current Report on the Form 8-K filed with the SEC on June 5, 2017. Of this amount, 100,752 shares and warrants to purchase 100,752 shares of common stock will be issued to Wilshire Energy Partners LLC, an entity controlled by Kevin J. Sylla, our Executive Chairman and Chief Executive Officer of FPI. The exercise price of these investor warrants was adjusted to $0.665 per share. We measured the value of the effect of the down round feature as the difference between the fair value of the financial instrument at an original exercise price of $1.50 and an adjusted exercise price of $0.665 and, as a result, $59,801 was recorded as down round feature as interest expense under ASC 260-10-30-1. Foothills determined the amount of $59,801 using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 94%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 3 years.

(6) On November 1, 2018, a promissory note in the principal amount of $120,629 was issued for services rendered, bearing an interest rate of 12% per annum, which matured on June 30, 2018. On August 22, 2018, the Note Holder agreed to defer repayment of this note to a later date and acknowledged that the Company is not in default regarding this Debenture. As partial consideration for the deferment, the Company agreed to issue the Note Holder 60,000 shares of its restricted common stock. The issuance of the shares in exchange for the maturity extension was treated as a modification of existing debt pursuant to the guidance of ASC 470-50.

(7) On November 1, 2018, the Company closed on a convertible loan transaction with Labrys Fund, L.P., a Delaware limited partnership, ("Labrys"), pursuant to which, the Company issued a convertible promissory note dated November 1, 2018, in the principal amount of $380,000, with an original issue discount of 10% and received proceeds of $342,000, with original discount of $42,000 including legal fees (the "Labrys Note"). As part of this transaction the Company issued Labrys warrants having a five-year term to purchase 687,500 shares of the Company's restricted common stock, at an exercise price of $0.20 per share, with a cashless exercise feature ("Warrant #1"). The Company also issued Labrys warrants having a five-year term to purchase 2,062,500 shares of the Company's restricted common stock, at an exercise price of $0.20 per share, with a cashless exercise feature ("Warrant #2"). Warrant #2 provides the Company with an option to call the warrant (the "Call Option") for a period of one-hundred eighty (180) calendar days following issuance for a total consideration of Twenty Thousand U.S. Dollars and No/Cents ($20,000.00) (the "Call Payment"). If the Company exercises the Call Option, then the Company shall make the Call Payment within five (5) business days of the date the Company exercises the Call Option. If the Call Payment is not made withing the required time frame, then the Company shall permanently lose its right to exercise the Call Option with respect to Warrant #2.

The exercise price is subject to adjustment if the Company at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) (including but not limited to under the Labrys Note), at an effective price per share less than the then exercise price. The exercise price shall be reduced to equal the effective price, and the number of warrant shares issuable hereunder shall be calculated by the original total number of warrant shares multiplied by the initial exercise price divided by the effective price. As the result, the exercise price of the warrants was reset to the lesser of (i) 50% multiplied by the lowest trading price during the previous twenty (20) trading days prior to the issuance date or (ii) 50% multiplied by the lowest trading price during the previous twenty (20) trading days prior to the conversion date.

The Labrys Note accrues interest at 12% per year and matured on May 1, 2019. The Company may prepay the Labrys Note without prepayment penalty if prepaid during the first 180 days following issuance date. No prepayment is permitted after the initial 180 days from issuance. The warrants are subject to adjustment in certain events such as forward or reverse stock splits or if subsequent financings are at terms that are more favorable to persons in subsequent issuances of securities.

Labrys has the right to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Labrys Note due into fully paid and non-assessable shares of common stock at the conversion price which equal the lesser of (i) 50% multiplied by the lowest trading price during the previous twenty (20) trading days prior to the issuance date. (ii) 50% multiplied by the lowest trading price during the previous twenty (20) trading days prior to the conversion date. As of December 31, 2020, the note is past due, but not in default.

(8) On July 19, 2018, the Company issued a promissory note in the principal amount of $38,000 from an unaffiliated investor with an original discount of $3,207 (the "Note"). The Note bears interest at 10% per year and matured on August 6, 2018. In connection with the issuance of this note, the Company issued 300,000 shares for late SEC filing, valued at $36,000. $74 imputed interest was recorded as debt discount. $74 was determined using the present value method based on the following assumptions: (i) adjusted

interest rate 4% (ii) expected life of 0.05 year. The relative aggregate value of the shares and imputed interest was determined to be $32,793 using the allocation of proceed, $32,793 was considered as debt discount upon issuance and will be amortized as interest over the term of the Note or in full upon the conversion of the Note. Pursuant to this Note, the investor shall be assigned an undivided two percent (2%) overriding royalty of all oil, gas, and other minerals and hydrocarbons produced, saved, and sold from each well now or hereinafter located on certain leases and wells owned by the Company.

On August 23, 2018, the lender agreed to defer repayment of this note to a later date and acknowledged that the Company is not in default regarding this Debenture, and as consideration for the extension, the Company agreed to compensate the lender with 15,000 shares of restricted common stock valued at $1,950. The issuance of the shares in exchange for the maturity extension was treated as a modification of existing debt pursuant to the guidance of ASC 470-50.

(9) On August 11, 2018, the Company borrowed $44,000 from an unaffiliated investor, bearing an interest rate of 12.5% per annum, which matured on February 11, 2020. As part of this transaction the Company also issued (i) warrants having a 24-month term, to purchase 100,000 shares of the Company's common stock at an exercise price of $0.665 per share and (ii) 44,000 shares of the Company's restricted common stock. The Note agreements give the lender the right to convert the loan amounts due into common stock at a fixed conversion price of $0.20. The aggregate relative fair value of the warrant was determined to be $9,035 on August 11, 2018, using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 221%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 2 year. Fair value of 44,000 shares of common stock was determined to be $5,280 using market price. The aggregate value of the warrant and 44,000 shares of common stock of $14,315 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note.

(10) On September 14, 2018, the Company issued a promissory note in the principal amount of $100,000 from an unaffiliated investor, bearing an interest rate of 9% per annum, which matured on December 15, 2018. In connection with the issuance of this note, the Company issued 250,000 shares of its common stock, valued at $22,500, which was considered as debt discount upon issuance and will be amortized as interest over the term of the Note or in full upon the conversion of the Note.

(11) On October 22, 2018, the Company issued a promissory note in the principal amount of $50,000 (the "Note") with a Volumetric Production Payment ("VPP") equal to 1,250 barrels of oil equivalent ("BOE"). The Note matured on October 22, 2019, with the principal and accrued unpaid interest due in full at Maturity. VPP will be made after deduction of 20% royalties due to mineral owners, paid within the term on the Note and at the discretion of the Company as to amount and volume; *provided, however,* that the VPP for any month shall not be less than 5% of the month's total crude oil sales. Payment may be made "in-kind" at the election of the Investor. If election is made by Investor to be paid "in-kind," then Investor shall bear responsibility for paying mineral owner royalties due on said "in-kind" payments. All VPP's to be made from the production of the Company's operating subsidiaries, Foothills Exploration Operating, Inc. and Tiger Energy Operating, LLC, from the well bores of the Company's Duck Creek wells, subject to the terms of the Leases covering such wells. Such VPP will continue until paid in full, regardless of payment in full of the Note and shall be secured by the assets. In the event that the West Texas Intermediate (WTI) crude oil market price closes below USD $40.00 per barrel for 10 consecutive trading days, the Investor shall be allocated a revised VPP equal to 2 times the remaining VPP barrels left over at that time.

Pursuant to this Note, the investor shall be assigned an un undivided one-half percent (0.5%) overriding royalty interest ("ORRI") in all oil, gas and other minerals produced, saved, and marketed from each well now or hereinafter located on wells owned by the Company, subject to the terms of the Leases covering such wells. Upon any default in payment of principal hereunder, the Company shall pay interest on the principal balance of this Note then outstanding and on the accrued but unpaid interest from the date of such default until such default is cured and the Note paid in full at the rate of Fifteen Percent (15%). The Company agreed to issue the investor 200,000 shares of the Company's restricted common stock as additional consideration for entering into the Note with the Company, valued at $16,000, which was considered as debt discount upon issuance and will be amortized as interest over the term of the Note or in full upon the conversion of the Note.

Pursuant to this Note, Investor has the right to participate in any future offering by the Company for a period of twelve (12) months for an amount equal to the principal amount detailed in this Term Sheet. So long as the Note is outstanding, if the Company enters into a subsequent financing with another individual or entity (a third party) on terms that are more favorable to that third party, the agreements between the Company and the investor shall be amended to include such better terms.

(12) On December 19, 2018, Foothills Exploration, Inc. (the "Company"), entered into a convertible loan transaction with an unaffiliated investor (the "Holder") in the principal amount of $58,300 (the "Note"), which funded and closed on December 21, 2018, before giving effect to certain transactional costs including legal fees yielding a net of $53,000. The Note carries an original issue discount of $5,300 (the "OID"), to cover the Holder's accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the negotiation, purchase and sale of the Note, which is included in the principal balance of this Note.

The Note agreements give the Holder, after the 180$^{th}$ calendar day after the issue date, the right to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of this Note due into fully paid and non-assessable shares of Common Stock at the Conversion Price, which is equal the lesser of (i) 60% multiplied by the lowest trading price during the

previous twenty-five (25) trading days before the issue date of this Note or (ii) 60% multiplied by the lowest trading price for the common stock during the twenty-five (25) trading day period ending on the latest complete trading day prior to the conversion date.

The Note accrues interest at 10% per year and matured on September 19, 2019, the date upon which the principal sum, as well as any accrued and unpaid interest, was due and payable. The Company may prepay any amount outstanding under this Note, during the initial 60 calendar day period after the issuance of this Note, by making a payment to the Holder of an amount in cash equal to 125% multiplied by the amount that the Company is prepaying. Notwithstanding anything to the contrary contained in this Note, the Company may prepay any amount outstanding under each tranche of this Note, during the 61st through 120th calendar day period after the issuance of the respective tranche of this Note, by making a payment to the Holder of an amount in cash equal to 135% multiplied the amount that the Company is prepaying. Notwithstanding anything to the contrary contained in this Note, the Company may prepay any amount outstanding under each tranche of this Note, during the 121st through 180th calendar day period after the issuance of the respective tranche of this Note, by making a payment to the Holder of an amount in cash equal to 140% multiplied the amount that the Company is prepaying. As of December 31, 2020, the note is past due, but not in default.

The Company may not prepay any amount outstanding under each tranche of this Note after the 180th calendar day after the issuance of the respective tranche of this Note. Any amount of principal or interest due pursuant to this Note, which is not paid by the Maturity Date, shall bear interest at the rate of the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum amount permitted by law from the due date thereof until the same is paid ("Default Interest"). Interest shall commence accruing on the date that each tranche of the Note is fully paid and shall be computed on the basis of a 360-day year and the actual number of days elapsed. Net proceeds obtained in this transaction will be used for general corporate and working capital purposes. No broker-dealer or placement agent was retained or involved in this transaction.

The Company accounted for the conversion feature, which was recorded as a derivative valued at $102,942, of which $52,942 was expensed immediately to interest expense. $102,942 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 228%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 0.75 year. The fair value of the conversion feature of $50,000 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note. On June 24, 2019, we increased the principal balance by 10% in the amount of $5,830 and in exchange the noteholder agreed not to convert the Note into common stock until July 21, 2019. The $5,830 in exchange for not converting was treated as an extinguishment of existing debt pursuant to the guidance of ASC 470-50.

On July 19, 2019, we increased the principal balance by 10% in the amount of $6,787 and in exchange the noteholder agreed not to convert the Note into common stock until August 19, 2019. The $6,787 in exchange for not converting was treated as an extinguishment of existing debt pursuant to the guidance of ASC 470-50.

(13) On February 5, 2019, the Company issued a discounted debenture in the principal amount of $209,525 from an unaffiliated investor with an original issue discount of $33,524 (the "Note"). The Note matured on February 5, 2020 and bears 10% interest. The Company failed to pay $71,000 principal payment, which was due on March 15, 2019. As the result, we incurred $100,000 penalty and interest was increased to 15%.

(14) On March 4, 2019, the Company closed on a loan transaction with FirstFire Global Opportunities Fund, LLC, ("FirstFire") pursuant to which the Company issued FirstFire a senior secured convertible promissory note ("FirstFire Note") in the principal amount of $705,882, and received proceeds of $592,500, with original discount of $113,382. As part of this transaction the Company issued (i) warrants having an 18-month term, to purchase 1,125,000 shares of the Company's common stock at an exercise price of $0.50 per share, with a cashless exercise feature. The exercise price subject to adjustment if the Company at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or securities entitling any person or entity to acquire shares of Common Stock (upon conversion, exercise or otherwise) (including but not limited to under the FirstFire Note), at an effective price per share less than the then Exercise Price. The exercise price shall be reduced to equal the effective price, and the number of warrant shares issuable hereunder shall be calculated by the original total number of warrant shares multiplied by the initial exercise price divided by the effective price. As the result, the exercise price of the warrants was reset to the lesser of (i) $0.50 or (ii) 50% multiplied by the lowest trading price during the previous twenty (20) trading days prior to the exercise price upon issuance.

The FirstFire Note accrues interest of 10% per annum and matured on September 1, 2019, which is the date upon which the principal sum, the original issue discount, as well as any accrued and unpaid interest and other fees, was due and payable. The Company agreed to make payments of $20,000 per month pursuant to a cash management agreement as described in the note agreements. The FirstFire Note is collateralized by the GRB Assets, which were principally acquired by the Company with the net proceeds of this Note.

FirstFire has the right to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of this Note due into fully paid and non-assessable shares of common stock at the conversion price which equal the lesser of (i) $0.50 or (ii) 50% multiplied by the lowest trading price during the previous twenty (20) trading days prior to the conversion date.

The aggregate relative fair value of the warrant was determined to be $3,553,635 on March 4, 2019, using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 248%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 1.5 year. The fair value of the warrant of $273,735 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the FirstFire Note or in full upon the conversion of the FirstFire Note. The conversion feature was recorded as a derivative valued at $4,135,070, of which $3,816,305 was expensed immediately to interest expense. $4,135,070 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 248%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 0.50 year. The fair value of the conversion feature of $318,765 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the FirstFire Note or in full upon the conversion of the FirstFire Note.

(15) On March 6, 2019, the Company closed on a convertible loan transaction with Labrys Fund, L.P., a Delaware limited partnership, ("Labrys"), pursuant to which, the Company issued a convertible promissory note dated March 6, 2019, in the principal amount of $380,000, with an original issue discount of 10% and received proceeds of $338,000, with original discount of $42,000 including legal fees (the "Labrys Note"). The Company utilized proceeds in part to pay (i) $110,000 to Labrys as partial repayment of a convertible promissory note issued on November 1, 2018 and (ii) $40,000 to the Company's auditor. As part of this transaction the Company also issued Labrys warrants having a five-year term to purchase 608,000 shares of the Company's restricted common stock, at an exercise price of $0.50 per share, with a cashless exercise feature. The exercise price is subject to adjustment if the Company at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) (including but not limited to under the Labrys Note), at an effective price per share less than the then exercise price. The exercise price shall be reduced to equal the effective price, and the number of warrant shares issuable hereunder shall be calculated by the original total number of warrant shares multiplied by the initial exercise price divided by the effective price. As the result, the exercise price of the warrants was reset to the lesser of (i) 50% multiplied by the lowest trading price during the previous twenty (20) trading days prior to the issuance date or (ii) 50% multiplied by the lowest trading price during the previous twenty (20) trading days prior to the conversion date.

The Labrys Note accrues interest at 12% per year and matured on September 6, 2019. The Company may prepay the Labrys Note without prepayment penalty if prepaid during the first 180 days following issuance date. No prepayment is permitted after the initial 180 days from issuance. The warrants are subject to adjustment in certain events such as forward or reverse stock splits or if subsequent financings are at terms that are more favorable to persons in subsequent issuances of securities.

Labrys has the right to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Labrys Note due into fully paid and non-assessable shares of common stock at the conversion price which equal the lesser of (i) 50% multiplied by the lowest trading price during the previous twenty (20) trading days prior to the issuance date. (ii) 50% multiplied by the lowest trading price during the previous twenty (20) trading days prior to the conversion date.

The aggregate relative fair value of the warrant was determined to be $2,306,364 on March 6, 2019, using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 248%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 5 years. The fair value of the warrant of $158,860 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note. The conversion feature was recorded as a derivative valued at $2,599,866, of which $179,140 was expensed immediately to interest expense. $2,599,866 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 248%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 0.50 year. The fair value of the conversion feature of $179,140 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Labrys Note or in full upon the conversion of the Labrys Note.

(16) On March 19, 2019, the Company entered into a securities purchase agreement (the "JSC SPA") with Jefferson Street Capital, LLC, an unaffiliated investor ("JSC"), pursuant to which the Company issued and sold to JSC a convertible promissory note (the "JSC Note") in the principal amount of $52,250 (the "JSC Principal"). The foregoing transaction closed on March 28, 2019 and the Company received $40,000, with original discount of $12,250. As part of this transaction the Company also issued JSC warrants having an 18-month term to purchase 83,078 shares of the Company's restricted common stock, at an exercise price of $0.50 per share, with a cashless exercise feature. The exercise price subject to adjustment if the Company at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) (including but not limited to under the JSC Note), at an effective price per share less than the then exercise price. The exercise price shall be reduced to equal the effective price, and the number of warrant shares issuable hereunder shall be calculated by the original total number of warrant shares multiplied by the initial exercise price divided by the effective price. As the result, the exercise price of the warrants was reset to the lesser of (i) 60% multiplied by the lowest trading price during the previous twenty-five (25) trading days before the issue date of the JSC Note or (ii) 60% multiplied by the market price.

The JSC Note accrues interest at 10% per year, carries an original issue discount of $4,750 and matured on December 19, 2019, at which time the JSC principal, and any accrued but unpaid interest, was due and payable. JSC may convert after the 180th calendar day after the issue date of the JSC Note, all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the JSC Note due into shares of common stock of the Company at the conversion price that is equal to the lesser of (i) 60% multiplied by the lowest trading price during the previous twenty-five (25) trading days before the issue date of the JSC Note or (ii) 60% multiplied by the market price.

The aggregate relative fair value of the warrant was determined to be $296,143 on March 19, 2019, using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 266%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 1.5 year. The fair value of the warrant of $18,160 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note. The conversion feature was recorded as a derivative valued at $356,844, of which $335,004 was expensed immediately to interest expense. $356,844 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 266%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 0.75 year. The fair value of the conversion feature of $21,840 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the JSC Note or in full upon the conversion of the JSC Note.

(17) On March 20, 2019, the Company, entered into Amendment #1 to the Securities Purchase Agreement dated December 6, 2018, with Crown Bridge Partners, LLC, an unaffiliated investor ("Holder") pursuant to which the Company closed on March 28, 2019 a second tranche under the Note, dated December 6, 2017, with a face value of $40,018 (the "Second Tranche" of the "Note"). The Company received $35,000 with original discount of $5,018 including legal fees. The Note carries an original issue discount of $12,000 (the "OID") to face value prorated to each tranche, to cover the Holder's transaction related costs incurred in connection with the negotiation, purchase and sale of the note. Each tranche of the note funded accrues interest at a rate of 12% per year. The principal amount of each respective tranche, as well as any accrued and unpaid interest and other fees relating to that respective tranche, is due and payable twelve (12) months from the date on which each respective tranche is delivered to the Company. The Company may not prepay any amount outstanding under each tranche of this Note after the 180th calendar day after the issuance of the respective tranche received pursuant to the Note.

As part of this transaction the Company also issued warrants having a 5-year term to purchase 80,036 shares of the Company's restricted common stock, at an exercise price of $0.50 per share, with a cashless exercise feature. The exercise price subject to adjustment if the Company at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) (including but not limited to under the Note), at an effective price per share less than the then exercise price. The exercise price shall be reduced to equal the effective price, and the number of warrant shares issuable hereunder shall be calculated by the original total number of warrant shares multiplied by the initial exercise price divided by the effective price. As the result, the exercise price of the warrants was reset to 50% multiplied by the lowest trading price during the previous twenty 20 trading days prior to notice of conversion.

The Holder may convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Note due into shares of common stock of the Company at the conversion price that is equal to 50% multiplied by the lowest trading price during the previous twenty 20 trading days prior to notice of conversion.

The aggregate relative fair value of the warrant was determined to be $106,534 on March 20, 2019, using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 266%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 5 years. The fair value of the warrant of $18,480 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note. The conversion feature was recorded as a derivative valued at $95,370, of which $78,850 was expensed immediately to interest expense. $16,520 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 266%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 1 year. The fair value of the conversion feature of $21,840 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note.

(18) On May 15, 2019, the Company closed on a loan transaction with Odyssey Capital Funding, LLC ("Odyssey"), pursuant to which the Company issued Odyssey a convertible redeemable promissory note ("Odyssey Note") in the principal amount of $131,250, and received proceeds of $125,000, before giving effect to certain transactional costs. The Odyssey Note accrues interest of 12% per annum and matured on May 15, 2020.

Odyssey is entitled, at its option, at any time after the 180th daily anniversary of the Odyssey Note, to convert all or any amount of the principal face amount of the Odyssey Note then outstanding into shares of the Company's common stock at a price for each share of common stock equal to 55% of the lowest trading price of the common stock for the twenty (20) prior trading days including the day upon which a notice of conversion is received by the Company.

The conversion feature was recorded as a derivative valued at $230,389, of which $105,389 was expensed immediately to interest expense. $230,389 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 254%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 1 year. The fair value of the conversion feature of $125,000 and original debt discount of $6,250 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Odyssey Note or in full upon the conversion of the Odyssey Note.

(19) On May 29, 2019, the Company closed on a convertible loan transaction with JSJ Investments, Inc. ("JSJ") in the principal amount of $57,000 and received proceeds of $55,000 with an original issue discount of $2,000 (the "Note"). The Note accrues interest of 10% per annum and matured on May 29, 2020.

The conversion feature was recorded as a derivative valued at $88,261, of which $33,261 was expensed immediately to interest expense. $88,261 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 253%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 1 year. The fair value of the conversion feature of $55,000 and original debt discount of $2,000 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note.

The exercise price of this Note was adjusted to 75% of the conversion price of the GW Note dated May 31, 2019. We measured the value of the effect of the down round feature as the difference between the fair value of the financial instrument at an original exercise price and an adjusted exercise price and, as a result, $45,638 was recorded as down round feature as interest expense under ASC 260-10-30-1. Foothills determined the amount of $45,638 using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 253%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 3 years.

(20) On May 31, 2019, the Company closed on a convertible loan transaction with GW Holdings Group, LLC ("GW") in the principal amount of $86,625 with an original issue discount of $11,625, before giving effect to certain transactional costs including legal fees yielding a net of $75,000 (the "Note"). This Note matured on May 31, 2020.

GW is entitled, at its option, at any time after the 180th daily anniversary of the Note, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock at a price equal to 50% of the lowest trading price of the common stock for the twenty (20) prior trading days including the day upon which a notice of conversion is received. As part of this transaction the Company also issued warrants having a five-year term to purchase 160,000 shares of the Company's restricted common stock at an exercise price of $0.50 per share with a cashless exercise feature.

The aggregate relative fair value of the warrants was determined to be $159,495 on May 31, 2019, using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 253%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 5 years. The fair value of the warrant of $38,775 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note. The conversion feature was recorded as a derivative valued at $148,885, of which $112,660 was expensed immediately to interest expense. $148,885 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 253%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 1 year. The fair value of the conversion feature of $36,225 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note.

(21) On May 31, 2019, the Company closed on a convertible loan transaction with GS Capital Partners, LLC ("GS") in the principal amount of $60,000 and received proceeds of $50,000 with an original issue discount of $10,000 (the "Note"). This Note accrues interest of 10% per annum and matured on May 31, 2020. This Note is convertible into shares of the Company's common stock at a price equal to 55% of the lowest trading price of the common stock for the twenty-five (25) prior trading days including the day upon which a notice of conversion is received,

The conversion feature was recorded as a derivative valued at $92,904, of which $42,904 was expensed immediately to interest expense. $92,904 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 253%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 1 year. The fair value of the conversion feature of $50,000 and original debt discount of $10,000 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note.

(22) On June 4, 2019, the Company closed on a convertible loan transaction with LG Capital Funding, LLC ("LG"), in the principal amount of $46,200 and received proceeds of $40,000 with an original issue discount of $6,200 (the "Note"). This Note accrues interest of 8% per annum and matured on June 4, 2020. This Note is convertible into shares of the Company's common stock at a price equal to 60% of the lowest trading price of the common stock for the twenty (20) prior trading days including the day upon which a notice of conversion is received.

The conversion feature was recorded as a derivative valued at $73,627, of which $33,627 was expensed immediately to interest expense. $73,627 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 253%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 1 year. The fair value of the

conversion feature of $40,000 and original debt discount of $6,200 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note.

(23) On June 19, 2019, the Company closed on a convertible loan transaction with Power Up Lending Group, Ltd. ("Power Up") in the principal amount of $113,000, before giving effect to certain transactional costs including legal fees yielding a net of $113,000 (the "Note"). This Note matured on June 17, 2020.

Power Up is entitled, at its option, at any time after the 180th daily anniversary of the Note, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock at a price for each share of common stock equal to 61% of the lowest trading price of the common stock for the twenty (20) prior trading days including the day upon which a notice of conversion is received.

The conversion feature was recorded as a derivative valued at $274,884, of which $164,884 was expensed immediately to interest expense. $274,884 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 274%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 1 year. The fair value of the conversion feature of $110,000 and original debt discount of $3,000 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note.

(24) On July 11, 2019, the Company closed on a convertible loan transaction with Odyssey Capital Funding, LLC ("Odyssey"), in the principal amount of $236,250 and received proceeds of $225,000 with an original issue discount of $11, 250 (the "Note"). This Note accrues interest of 12% per annum and matured on July 11, 2020. This Note is convertible into shares of the Company's common stock at a price equal to 55% of the lowest trading price of the common stock for the twenty (20) prior trading days including the day upon which a notice of conversion is received.

The conversion feature was recorded as a derivative valued at $367,966, of which $142,966 was expensed immediately to interest expense. $367,966 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 257%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 1 year. The fair value of the conversion feature of $225,000 and original debt discount of $11,250 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note.

(25) On July 17, 2019, the Company closed on a convertible loan transaction with Power Up Lending Group, Ltd. ("Power Up") in the principal amount of $78,000 and received proceeds of $75,000 with an original issue discount of $3,000 (the "Note"). This Note accrues interest of 12% per annum and matured on July 17, 2020. This Note is convertible into shares of the Company's common stock at a price equal to 61% of the lowest trading price of the common stock for the twenty (20) prior trading days excluding the day upon which a notice of conversion is received.

The conversion feature was recorded as a derivative valued at $154,168, of which $79,168 was expensed immediately to interest expense. $154,168 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 254%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 1 year. The fair value of the conversion feature of $75,000 and original debt discount of $3,000 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note.

(26) On July 23, 2019, the Company closed on a convertible loan transaction with third party in the principal amount of $110,000 and received proceeds of $95,000 with an original issue discount of $15,000 (the "Note"). This Note accrues interest of 10% per annum and matured on July 23, 2020. This Note is convertible into shares of the Company's common stock at a price equal to 55% of the lowest trading price of the common stock for the twenty (20) prior trading days including the day upon which a notice of conversion is received.

The conversion feature was recorded as a derivative valued at $242,351, of which $147,351 was expensed immediately to interest expense. $242,351 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 251%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 1 year. The fair value of the conversion feature of $95,000 and original debt discount of $15,000 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note.

(27) On September 19, 2019, the Company closed on a convertible loan transaction with third party in the principal amount of $115,000 and received proceeds of $110,000 with an original issue discount of $5,000 (the "Note"). This Note accrues interest of 12% per annum and matured on September 19, 2020. This Note is convertible into shares of the Company's common stock at a price equal to 55% of the lowest trading price of the common stock for the twenty (20) prior trading days including the day upon which a notice of conversion is received.

The conversion feature was recorded as a derivative valued at $179,617, of which $69,617 was expensed immediately to interest expense. $179,617 was determined using the Black-Scholes option-pricing model based on the following assumptions: (i) volatility rate of 249%, (ii) discount rate of 0%, (iii) zero expected dividend yield, and (iv) expected life of 1 year. The fair value of the

conversion feature of $110,000 and original debt discount of $5,000 was considered as debt discount upon issuance and is being amortized to interest expense over the term of the Note or in full upon the conversion of the Note.

(28) On January 17, 2020, the Company closed on a bridge note transaction with an unaffiliated third party in the principal amount of $220,000.00, with an original issue discount of $20,000 and received proceeds of $200,000.00 (the “Bridge Note”). The Bridge Note accrues interest at the rate of 12.5% per annum and matured on April 17, 2020. The Bridge Note may be prepaid at any time without premium or penalty. Unless this Bridge Note is paid in full prior to maturity, the default interest rate shall accrue at the rate of 18% per annum compounded annually from the date of such default. The lender may not assign, sell, pledge, or otherwise transfer all or any portion of its interest in this Bridge Note at any time without prior notice to or consent of the Company.

(29) On January 18, 2020, the Company entered into a Deed of Novation and Assignment (Novation) with Beijing Gas Blue Sky Holdings Limited (BGBS) in the amount of $5,476,505 (Novation Amount), wherein BGBS assumed the Company’s debenture with Berwin Trading Limited (Berwin) in the principal amount of $1,250,000 and the Company’s bridge note with Profit Well Limited (Profit Well) in the principal amount of $1,050,000, plus all accrued unpaid interest and default interest due and payable under both agreements. As part of the Novation, Berwin and Profit Well assigned their respective debenture and bridge note and transferred all their respective rights, title, and interests pursuant thereto to BGBS. In November and December 2019, BGBS also provided two bridge loans to an indirect subsidiary of the Company for the combined total of $140,000, which sum was also included in the Novation Amount. The new maturity date pursuant to the Novation for the combined total balance of $5,476,505 is December 31, 2023, and the new note created therein bears interest at 13.5% per annum accruing from the date of the Novation. Pursuant to the Novation, the Company agreed to make a principal payment of $500,000 on December 31, 2020 and another principal payment of $500,000 on December 31, 2021. The Company also agreed to make quarterly interest payments in the approximate amount of $184,832 with the first such interest payment due on January 20, 2022. All sums due pursuant to the Novation are secured and collateralized by a security interest in the Company’s Ute Tribal North properties.

(30) On May 8, 2020, the Company received net proceeds of $92,205 from the U.S. Small Business Administration under the CARES Act Paycheck Protection Program (“PPP Loan”). The PPP Loan bears a fixed interest rate of 1.00% per annum and has a deferment period of six (6) months. The PPP loan is 100% forgivable if the funds are used for the allowed purposes. The Company intends to meet the forgiveness requirements by using over 85% of the loan proceeds for payroll.

(31) On August 4, 2020, the Company closed on a bridge note transaction with an unaffiliated third party for a 0% interest short-term bridge note (the “Bridge Note”) in the principal amount of $130,405, bearing a 10% original issue discount, netting the Company proceeds of $118,550. Terms of the agreement include a personal guaranty signed by the Company’s Executive Chairman.

(32) On March 18, 2021, the Company closed on a fixed-rate convertible loan transaction with Labrys Fund, L.P., a Delaware limited partnership, (“Labrys”), pursuant to which, the Company issued a convertible promissory note dated March 18, 2021, in the principal amount of $535,000, with an original issue discount of 10% and received proceeds of $481,500, with original discount of $53,500 including legal fees (the “Labrys Note”). The Company utilized proceeds of $275,000 to retire and settle its two (2) outstanding convertible promissory notes with Power Up Lending Group, Ltd.: (i) a 12% convertible promissory note dated June 17, 2019 in the principal amount of $113,000 and (ii) a 12% convertible promissory note dated July 17, 2019 in the principal amount of $78,000. The Company also paid $75,000 to Firstfire Global Opportunities Fund, LLC (“Firstfire”), as the first of six installment payments pursuant to a settlement and release agreement executed with Firstfire on March 15, 2021. The Company also paid approximately $33,000 for the delay rental payments on the Company’s Wind River Basin leases. Labrys has the right to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Labrys Note due into fully paid and non-assessable shares of common stock at a fixed conversion price equal to $0.0055 per share.

As part of this transaction the Company also issued Labrys warrants having a five-year term to purchase 116,304,347 shares of the Company’s restricted common stock, at a fixed exercise price of $0.0046 per share, with a cashless exercise feature. The exercise price is subject to adjustment if the Company at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) (including but not limited to under the Labrys Note), at an effective price per share less than the then exercise price. The exercise price shall be reduced to equal the effective price, and the number of warrant shares issuable hereunder shall be calculated by the original total number of warrant shares multiplied by the initial exercise price divided by the effective price.

The Labrys Note accrues interest at 12% per year and is due and payable on March 18, 2022. The Company may prepay the Labrys Note without prepayment penalty if prepaid during the first 180 days following issuance date. The default interest rate on the Labrys Note is 16% per year. No prepayment is permitted after the initial 180 days from issuance. The warrants are subject to adjustment in certain events such as forward or reverse stock splits or if subsequent financings are at terms that are more favorable to persons in subsequent issuances of securities.

(33) On April 5, 2021, the Company closed on a fixed-rate convertible loan transaction with Labrys Fund, L.P., a Delaware limited partnership, (“Labrys”), pursuant to which, the Company issued a convertible promissory note dated April 5, 2021, in the principal

amount of $355,000, with an original issue discount of 10% and received proceeds of $319,500, with original discount of $35,500 including legal fees (the "Labrys Note"). Labrys has the right to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Labrys Note due into fully paid and non-assessable shares of common stock at a fixed conversion price equal to $0.0055 per share.

As part of this transaction the Company also issued Labrys warrants having a five-year term to purchase 42,771,084 shares of the Company's restricted common stock, at a fixed exercise price of $0.0083 per share, with a cashless exercise feature. The exercise price is subject to adjustment if the Company at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) (including but not limited to under the Labrys Note), at an effective price per share less than the then exercise price. The exercise price shall be reduced to equal the effective price, and the number of warrant shares issuable hereunder shall be calculated by the original total number of warrant shares multiplied by the initial exercise price divided by the effective price.

The Labrys Note accrues interest at 12% per year and is due and payable on April 5, 2022. The Company may prepay the Labrys Note without prepayment penalty if prepaid during the first 180 days following issuance date. The default interest rate on the Labrys Note is 16% per year. No prepayment is permitted after the initial 180 days from issuance. The warrants are subject to adjustment in certain events such as forward or reverse stock splits or if subsequent financings are at terms that are more favorable to persons in subsequent issuances of securities.

(34) On April 16, 2021, the Company closed on a fixed-rate convertible loan transaction with Labrys Fund, L.P., a Delaware limited partnership, ("Labrys"), pursuant to which, the Company issued a convertible promissory note dated April 16, 2021, in the principal amount of $700,000, with an original issue discount of 10% and received proceeds of $630,000, with original discount of $70,000 including legal fees (the "Labrys Note"). Labrys has the right to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Labrys Note due into fully paid and non-assessable shares of common stock at a fixed conversion price equal to $0.004 per share.

As part of this transaction the Company also issued Labrys warrants having a five-year term to purchase 175,000,000 shares of the Company's restricted common stock, at a fixed exercise price of $0.004 per share, with a cashless exercise feature. The exercise price is subject to adjustment if the Company at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) (including but not limited to under the Labrys Note), at an effective price per share less than the then exercise price. The exercise price shall be reduced to equal the effective price, and the number of warrant shares issuable hereunder shall be calculated by the original total number of warrant shares multiplied by the initial exercise price divided by the effective price.

The Labrys Note accrues interest at 12% per year and is due and payable on April 16, 2022. The Company may prepay the Labrys Note without prepayment penalty if prepaid during the first 180 days following issuance date. The default interest rate on the Labrys Note is 16% per year. No prepayment is permitted after the initial 180 days from issuance. The warrants are subject to adjustment in certain events such as forward or reverse stock splits or if subsequent financings are at terms that are more favorable to persons in subsequent issuances of securities.

(35) On May 18, 2021, the Company closed on a fixed-rate convertible loan transaction with Labrys Fund, L.P., a Delaware limited partnership, ("Labrys"), pursuant to which, the Company issued a convertible promissory note dated May 18, 2021, in the principal amount of $555,000, with an original issue discount of 10% and received proceeds of $499,500, with original discount of $55,500 including legal fees (the "Labrys Note"). Labrys has the right to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Labrys Note due into fully paid and non-assessable shares of common stock at a fixed conversion price equal to $0.0017 per share.

As part of this transaction the Company also issued Labrys warrants having a five-year term to purchase 296,791,443 shares of the Company's restricted common stock, at a fixed exercise price of $0.00187 per share, with a cashless exercise feature. The exercise price is subject to adjustment if the Company at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) (including but not limited to under the Labrys Note), at an effective price per share less than the then exercise price. The exercise price shall be reduced to equal the effective price, and the number of warrant shares issuable hereunder shall be calculated by the original total number of warrant shares multiplied by the initial exercise price divided by the effective price.

The Labrys Note accrues interest at 12% per year and is due and payable on May 18, 2022. The Company may prepay the Labrys Note without prepayment penalty if prepaid during the first 180 days following issuance date. The default interest rate on the Labrys Note is 16% per year. No prepayment is permitted after the initial 180 days from issuance. The warrants are subject to adjustment in certain events such as forward or reverse stock splits or if subsequent financings are at terms that are more favorable to persons in subsequent issuances of securities.

(36) On May 28, 2021, the Company closed on a fixed-rate convertible loan transaction with Labrys Fund, L.P., a Delaware limited partnership, ("Labrys"), pursuant to which, the Company issued a convertible promissory note dated May 28, 2021, in the principal amount of $485,000, with an original issue discount of 10% and received proceeds of $436,500, with original discount of $48,500 including legal fees (the "Labrys Note"). Labrys has the right to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Labrys Note due into fully paid and non-assessable shares of common stock at a fixed conversion price equal to $0.0012 per share.

As part of this transaction the Company also issued Labrys warrants having a five-year term to purchase 367,424,242 shares of the Company's restricted common stock, at a fixed exercise price of $0.00132 per share, with a cashless exercise feature. The exercise price is subject to adjustment if the Company at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) (including but not limited to under the Labrys Note), at an effective price per share less than the then exercise price. The exercise price shall be reduced to equal the effective price, and the number of warrant shares issuable hereunder shall be calculated by the original total number of warrant shares multiplied by the initial exercise price divided by the effective price.

The Labrys Note accrues interest at 12% per year and is due and payable on May 28, 2022. The Company may prepay the Labrys Note without prepayment penalty if prepaid during the first 180 days following issuance date. The default interest rate on the Labrys Note is 16% per year. No prepayment is permitted after the initial 180 days from issuance. The warrants are subject to adjustment in certain events such as forward or reverse stock splits or if subsequent financings are at terms that are more favorable to persons in subsequent issuances of securities.

(37) On June 25, 2021, the Company closed on a fixed-rate convertible loan transaction with Labrys Fund, L.P., a Delaware limited partnership, ("Labrys"), pursuant to which, the Company issued a convertible promissory note dated June 25, 2021, in the principal amount of $700,000, with an original issue discount of 10% and received proceeds of $630,000, with original discount of $70,000 including legal fees (the "Labrys Note"). Labrys has the right to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Labrys Note due into fully paid and non-assessable shares of common stock at a fixed conversion price equal to $0.0021 per share.

As part of this transaction the Company also issued Labrys warrants having a five-year term to purchase 303,030,303 shares of the Company's restricted common stock, at a fixed exercise price of $0.00231 per share, with a cashless exercise feature. The exercise price is subject to adjustment if the Company at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) (including but not limited to under the Labrys Note), at an effective price per share less than the then exercise price. The exercise price shall be reduced to equal the effective price, and the number of warrant shares issuable hereunder shall be calculated by the original total number of warrant shares multiplied by the initial exercise price divided by the effective price.

The Labrys Note accrues interest at 12% per year and is due and payable on June 25, 2022. The Company may prepay the Labrys Note without prepayment penalty if prepaid during the first 180 days following issuance date. The default interest rate on the Labrys Note is 16% per year. No prepayment is permitted after the initial 180 days from issuance. The warrants are subject to adjustment in certain events such as forward or reverse stock splits or if subsequent financings are at terms that are more favorable to persons in subsequent issuances of securities.

(38) On July 16, 2021, the Company closed on a fixed-rate convertible loan transaction with Labrys Fund, L.P., a Delaware limited partnership, ("Labrys"), pursuant to which, the Company issued a convertible promissory note dated July 16, 2021, in the principal amount of $885,000, with an original issue discount of 10% and received proceeds of $796,500, with original discount of $88,500 including legal fees (the "Labrys Note"). Labrys has the right to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Labrys Note due into fully paid and non-assessable shares of common stock at a fixed conversion price equal to $0.002 per share.

As part of this transaction the Company also issued Labrys warrants having a five-year term to purchase 421,428,571 shares of the Company's restricted common stock, at a fixed exercise price of $0.0022 per share, with a cashless exercise feature. The exercise price is subject to adjustment if the Company at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) (including but not limited to under the Labrys Note), at an effective price per share less than the then exercise price. The exercise price shall be reduced to equal the effective price, and the number of warrant shares issuable hereunder shall be calculated by the original total number of warrant shares multiplied by the initial exercise price divided by the effective price.

The Labrys Note accrues interest at 12% per year and is due and payable on July 16, 2022. The Company may prepay the Labrys Note without prepayment penalty if prepaid during the first 180 days following issuance date. The default interest rate on the Labrys Note is 16% per year. No prepayment is permitted after the initial 180 days from issuance. The warrants are subject to adjustment

in certain events such as forward or reverse stock splits or if subsequent financings are at terms that are more favorable to persons in subsequent issuances of securities.

(39) On August 27, 2021, the Company closed on a fixed-rate convertible loan transaction with Labrys Fund, L.P., a Delaware limited partnership, ("Labrys"), pursuant to which, the Company issued a convertible promissory note dated August 27, 2021, in the principal amount of $1,060,000, with an original issue discount of 10% and received proceeds of $955,000, with original discount of $105,000, including legal fees (the "Labrys Note"). Labrys has the right to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Labrys Note due into fully paid and non-assessable shares of common stock at a fixed conversion price equal to $0.0018 per share.

As part of this transaction the Company also issued Labrys warrants having a five-year term to purchase 530,000,000 shares of the Company's restricted common stock, at a fixed exercise price of $0.002 per share, with a cashless exercise feature. The exercise price is subject to adjustment if the Company at any time while this warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or securities entitling any person or entity to acquire shares of common stock (upon conversion, exercise or otherwise) (including but not limited to under the Labrys Note), at an effective price per share less than the then exercise price. The exercise price shall be reduced to equal the effective price, and the number of warrant shares issuable hereunder shall be calculated by the original total number of warrant shares multiplied by the initial exercise price divided by the effective price.

The Labrys Note accrues interest at 12% per year and is due and payable on August 27, 2022. The Company may prepay the Labrys Note without prepayment penalty if prepaid during the first 180 days following issuance date. The default interest rate on the Labrys Note is 16% per year. No prepayment is permitted after the initial 180 days from issuance. The warrants are subject to adjustment in certain events such as forward or reverse stock splits or if subsequent financings are at terms that are more favorable to persons in subsequent issuances of securities.